Exhibit 10.4

AMENDMENT NO. 3 OF

SENIOR UNSECURED PROMISSORY NOTE

THIS AMENDMENT NO. 3 (this “Amendment”) to the Senior Unsecured Promissory Note dated October 17, 2014, as amended (the "Note") is dated effective as of August 1, 2015, by and between Namecheap, Inc. (“Namecheap”), and Rightside Group, Ltd. (“Rightside”).  Unless otherwise expressly defined herein, all capitalized terms used herein shall have the meanings set forth in the Note.

WHEREAS, Namecheap issued the Note to Rightside in the original principal amount of $2,500,000 on October 17, 2014, as amended December 31, 2014 and July 1, 2015, in connection with that certain Registrar Agreement between Namecheap and eNom, Incorporated dated December 20, 2013; and

WHEREAS, Namecheap and Rightside wish to extend the Maturity Date.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Namecheap and Rightside hereby agree as set forth below.

1.	The Maturity Date of the Note is hereby extended from July 31, 2015 to December 31, 2015 (the “New Maturity Date”).

2.	Except as modified hereby, the Note shall remain in full force and effect.

3.	Each of Namecheap and Rightside represents and warrants to the other that it has the right, power and authority to enter into this Amendment.

4.

This Amendment may be executed in counterparts, each of which shall be an original, and deemed to constitute one and the same instrument.  Signatures delivered by facsimile or PDF shall have the same force and effect as manual signatures delivered in person.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused the foregoing Amendment to be signed by a duly authorized agent of each party, executed as of the day and year first above written.

NAMECHEAP, INC.		RIGHTSIDE GROUP, LTD.

By:	/s/ Richard Kirkendall	By:	/s/ Taryn Naidu
Name:	Richard Kirkendall	Name:	Taryn Naidu
Title:	CEO	Title:	CEO